UNITED STATES OF AMERICA
DEPARTMENT OF THE TREASURY
OFFICE OF THE COMPTROLLER OF THE CURRENCY

In the Matter of: Commerce Bank/Harrisburg, N.A. Harrisburg, Pennsylvania	) ) AA-EC-08-03 )

STIPULATION AND CONSENT TO THE ISSUANCE OF A CONSENT ORDER

WHEREAS, the Comptroller of the Currency of the United States of America (“Comptroller”), through his National Bank Examiners and other staff, is conducting an investigation of Commerce Bank/Harrisburg, N.A., Harrisburg, Pennsylvania (“Bank”); and
WHEREAS, certain issues arising from the investigation have been communicated to the Bank; and
WHEREAS, the Bank, by and through its duly elected and acting Board of Directors (“Board”), in the interest of cooperation and to ensure that the Bank operates in a safe and sound manner and in compliance with applicable laws and regulations, consents to the issuance of a Consent Order, dated February 5, 2008 (“Order”) without any adjudication on the merits.
THEREFORE, in consideration of the above premises, the Comptroller, through his authorized representative, and the Bank, through its duly elected and acting Board of Directors, hereby stipulate and agree to the following:

ARTICLE I

Jurisdiction
(1)           The Bank is a national banking association chartered and examined by the Comptroller pursuant to the National Bank Act of 1864, as amended, 12 U.S.C. § 1 et seq.

(2)           The Comptroller is “the appropriate Federal banking agency” regarding the Bank pursuant to 12 U.S.C. §§ 1813(q) and 1818(b).
(3)           The Bank is an “insured depository institution” within the meaning of 12 U.S.C. § 1818(b)(1).

ARTICLE II

Agreement
(1)           The Bank, without admitting or denying any wrongdoing, hereby consents and agrees to the issuance of the Order by the Comptroller.
(2)           The Bank further agrees that said Order shall be deemed an “order issued with the consent of the depository institution” as defined in 12 U.S.C. § 1818(h)(2), and consents and agrees that said Order shall become effective upon its issuance and shall be fully enforceable by the Comptroller under the provisions of 12 U.S.C. § 1818(i).
(3)           Notwithstanding the absence of mutuality of obligation, or of consideration, or of a contract, the Comptroller may enforce any of the commitments or obligations herein undertaken by the Bank under his supervisory powers, including 12 U.S.C. § 1818(i), and not as a matter of contract law.  The Bank expressly acknowledges that neither the Bank nor the Comptroller has any intention to enter into a contract.
(4)           The Bank also expressly acknowledges that no officer or employee of the Comptroller has statutory or other authority to bind the United States, the U.S. Treasury Department, the Comptroller, or any other federal bank regulatory agency or entity, or any officer or employee of any of those entities to a contract affecting the Comptroller’s exercise of his supervisory responsibilities.

ARTICLE III

Waivers
(1)           The Bank, by signing this Stipulation and Consent, hereby waives:
(a)           the issuance of a Notice of Charges pursuant to 12 U.S.C. § 1818(b);
(b)           any and all procedural rights available in connection with the issuance of the Order;
(c)           all rights to a hearing and a final agency decision pursuant to 12 U.S.C. § 1818(i), 12 C.F.R. Part 19;
(d)           all rights to seek any type of administrative or judicial review of the Order; and
(e)           any and all rights to challenge or contest the validity of the Order.

ARTICLE IV

Other Action

(1)           Notwithstanding Article II, paragraphs (3) and (4), the OCC does release and discharge the Bank only from all potential claims and charges that might have been asserted by the OCC, including with regard to civil money penalties, in regard to Real Estate Related Activity entered into, commenced or engaged in between the Bank and any Insiders or their Related Parties, or Designated Parties prior to the date of the Order to the extent known to the OCC as of the date of the Order and specifically including the transactions, contracts and agreements disclosed to the OCC in the Bank’s letter dated February 5, 2008.  This release shall not preclude or affect any right of the OCC to determine and ensure compliance with the terms and provisions of the Order.

(2)           The Bank understands and agrees, subject to Article IV, paragraph (1), that the provisions of this Stipulation and Consent shall not inhibit, estop, bar, or otherwise prevent the Comptroller from taking any other action affecting the Bank, or any of its Institution-Affiliated Parties if, at any time, he deems it appropriate to do so to fulfill the responsibilities placed upon him by the several laws of the United States of America.
(3)           This Stipulation and Consent may be executed in counterparts by the Comptroller and by the Directors of the Bank after approval of its execution at a duly called board meeting.
(4)           This Stipulation and Consent may be executed in duplicate originals by the Comptroller and by the Directors of the Bank and the Order may be executed in duplicate originals by the Comptroller.
IN TESTIMONY WHEREOF, the undersigned, authorized by the Comptroller as his representative, has hereunto set his hand on behalf of the Comptroller.

/s/ Timothy W. Long Timothy W. Long Senior Deputy Comptroller Mid-Size/Community Bank Supervision	02/05/2008 Date

IN TESTIMONY WHEREOF, the undersigned, as the duly elected and acting Board of
Directors of the Bank, have hereunto set their hands on behalf of the Bank.

/s/ Gary L. Nalbandian	02/05/2008
Gary L. Nalbandian /s/ James R. Adair	Date 02/05/2008
James R. Adair /s/ John J. Cardello, CPA	Date 02/05/2008
John J. Cardello, CPA /s/ Douglas S. Gelder	Date 02/05/2008
Douglas S. Gelder /s/ Alan R. Hassman	Date 02/05/2008
Alan R. Hassman /s/ Howell C. Mette	Date 02/05/2008
Howell C. Mette /s/ Michael A. Serluco	Date 02/05/2008
Michael A. Serluco /s/ Samir J. Srouji, M.D.	Date 02/05/2008
Samir J. Srouji, M.D. /s/ Jay W. Cleveland, Jr.	Date 02/05/2008
Jay W. Cleveland Jr.	Date